UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2026
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]`	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

Item 2.02	Results of Operations and Financial Condition.

On January 15, 2026, FingerMotion, Inc. (the “Company”) issued a news release to report its financial results for the third quarter of fiscal year 2026 for the period ended November 30, 2025. The information regarding the financial results for the third fiscal quarter ended November 30, 2025 of the Company contained in Item 7.01 below is responsive to this Item 2.02 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

On January 15, 2026, the Company issued a news release to report its financial results for the third quarter of fiscal 2026 for the period ended November 30, 2025. To review the full financial results, please view the Company’s recent 10-Q filing at www.sec.gov/edgar/search or on the Company’s website at www.fingermotion.com/investor-relations/financial-information/details, which should be read in connection with this news release.

Q3 2026 Financial Summary (results expressed in US$ unless otherwise indicated):

•	Reported quarterly revenue of $5.80 million, a 32% decrease compared to Q3 of fiscal 2025;
•	Telecommunications Products & Services business revenue was $5.76 million, down 32% compared to Q32 of fiscal 2025;
•	DaGe Platform generated $4,354 compared to $30,529 in Q3 of fiscal 2025 due to capital constraints which effected operational and promotional activities;
•	Command and Communication segment contributed $31,051 in revenue compared to $138 in Q3 of fiscal 2025;
•	Big Data segment generated $126 in revenue, compared to $nil in Q3 of fiscal 2025;
•	Cost of revenue decreased to $5.53 million, resulting in gross profit of $263,103, a 41% decrease from Q3 of fiscal 2025;
•	Operating expenses were $1.96 million, a 4.5% decrease from $2.06 million in Q3 of fiscal 2025;
•	Net loss attributable to shareholders was $1.67 million, a 0.6% increase from $1.66 million in Q3 of fiscal 2025;
•	Reported basic and diluted loss per share of $0.03, compared to a loss per share of $0.03 for Q3 of fiscal 2025;
•	On November 30, 2025, FingerMotion had $24,214 in cash and cash equivalents, a working capital surplus of $7.26 million and shareholders' equity of $16.34 million;

•	On November 30, 2025, total assets were $60.06 million, total current liabilities were $43.70 million and total liabilities were $43.71 million;
•	61,217,225 shares of common stock were issued and outstanding as of November 30, 2025.

FingerMotion’s Q3 performance reflects a transition toward a more diversified business model. The Telecommunications Products & Services segment remains the Company’s foundation, but capital constraints during the quarter reduced our ability to fund the business at historical levels as we moved resources in favour of our Command and Communications segment. The DaGe Platform’s revenue also decreased due to the lack of available cash to fund additional promotional activity within the business segment.

“This quarter reflects a disciplined approach to capital management as we pivot toward our highest-growth opportunities,” said Martin Shen, CEO of FingerMotion. “We are energized by the momentum in our Command and Communication platform and our recent moves toward strategic acquisitions. By building a leaner, more diversified company, we are ready to scale the innovations we have incubated. Our focus is clear: driving higher revenues and stronger margins through operational efficiency. We are optimistic about the future and remain fully committed to delivering enhanced value to our shareholders.”

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated January 15, 2026

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: January 15, 2026	By:	/s/ Martin J. Shen
Martin J. Shen CEO and Director